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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2003

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 303-290-8700

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

        On July 31, 2003, MarkWest Energy Partners, L.P., through its subsidiary MarkWest Pinnacle, L.P., announced that it has entered into a Purchase and Sale Agreement with Power-Tex Joint Venture, a subsidiary of ConocoPhillips, to acquire a 68-mile long intrastate gas transmission pipeline near Lubbock, Texas for approximately $12 million.

        This gas pipeline links the Northern Natural and El Paso interstate pipelines and the city of Lubbock. The pipeline transports an average of approximately 70,000 dth/day to its customers including the City of Lubbock, Texas Tech University, Xcel Energy and several other end use consumers. This transaction is expected to close on September 1, 2003 and will be financed through existing credit lines.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

        N/A

(b)
Pro forma Financial Information.

        N/A

(c)
Exhibits.

        N/A

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C. Its General Partner
Date: August 4, 2003	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Executive Vice President, Chief Financial Officer and Secretary

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  ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES